Exhibit 10.12

Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

Master Service Agreement

This Master Service Agreement (“Agreement”), entered into on May 25th, 2018 by and between CRO Consulting (Pty) Limited, whose Registered Office is at OnQ House 250 Market Street Fairland Johannesburg 2170 South Africa (hereinafter referred to as "CRO") and Purinix Pharmaceuticals LLC whose Registered Office is at 1266 East Main Street, Suite 700R, Stamford, CT 06902, USA (hereinafter referred to as “Client”).

1.0	Services

1.1.	Client requires CRO to carry out Clinical Research Services in South Africa (“Services”). CRO will carry out the tasks agreed and summarised in the Addenda to this Master Service Agreement.

1.2.	This Agreement forms the basis for a working relationship between Client and CRO. This Agreement will be supplemented, in the form of Project-specific Addenda, as the need arises. The Project-specific Addenda will contain the detailed requirements of each Project for which Services are contracted to CRO by Client and all fees to be paid by Client.

1.3.	Client will provide CRO with the documents and information necessary as requested by CRO for the conduct of the Services.

1.4.	CRO agrees to perform the specific tasks set forth in the Project-specific Addenda in a professional manner, in strict accordance with the terms and conditions contained herein, relevant professional standards including in accordance with the Protocol and applicable amendments and ICH GCP Guidelines (ICH Harmonised Tripartite Guideline for Good Clinical Practice, May 1996) and all other relevant laws, rules, regulations and guidelines.

1.5.	CRO agrees to perform these Services according to CRO’s Standard Operating Procedures (SOPs) or other guidelines as provided, which are provided to Client on request.

1.6	CRO may not subcontract any parts of the Services to a third party without the prior written approval of Client, which approval shall not unreasonably be withheld. CRO will remain fully liable for the acts and omissions of its employees and approved subcontractors as if performed by CRO.

1.7	CRO will provide Client with a weekly written report summarizing the Services including all clinical study activity and any other information reasonably requested by Client.

2.0	Payment

2.1	Client will pay CRO for satisfactory performance of Services as agreed in each Project-specific Addendum to this Agreement.

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2.2	Routine telephone calls, mobile calls, faxes and photocopying will be included in the rate provided by CRO. For clarity, there shall be no payment obligations other than as agreed in each Project-specific Addendum.

2.4	CRO will provide a detailed account of all time and tasks, as against project specific task and time addenda, and will be payable within 30 days of receipt of invoice by Client.

2.5.	Changes in scope may be incorporated into this Agreement or the Project-specific Addenda upon the written consent of both parties.

2.6.	In the event of a conflict between the terms of this Agreement and the Project-specific Addenda the terms of this Agreement shall prevail unless specifically stated in the Project-specific Addenda.

3.0	Period of the Agreement

3.1.	This Agreement shall take effect on the date of signature of the Agreement by both parties and shall terminate when all obligations required of both parties hereunder are performed unless either terminated earlier or extended by the parties pursuant to the terms of this Agreement subject to clause 4.0.

4.0	Termination

4.1.	Either party may terminate this Agreement on thirty (30) days written notice if the other materially breaches this Agreement; provided, however that the party in breach shall have the right to cure such breach within thirty (30) days after receipt of written notice of the other party’s intention to terminate.

4.2.	Client may terminate this Agreement on thirty (30) days written notice without cause. In the event of termination by Client for reasons other than default by CRO, Client shall pay all sums owing to CRO, but unpaid, for work performed to date of receipt of termination notice, and all reasonable and necessary costs associated with the termination itself or to which CRO is committed to pay. In the event of termination by Client, CRO shall use all efforts to minimize any such costs, including cancelling orders and services to the extent possible.

4.3.	In the event of early termination under 4.1. above where CRO is in material breach, any credit held in favour of CRO shall be returned to Client within thirty (30) days following such termination, provided that the Client will then be liable for all outstanding third party costs lawfully incurred hereunder by CRO prior to the termination.

4.4.	Either party shall be entitled forthwith to terminate this Agreement with immediate effect by written notice to the other if that other is adjudged insolvent or goes into liquidation (other than for bona fide reconstruction) or has a receiver appointed over any of its property or assets.

5.0	Warranties, Limitations of Liability and Indemnification

5.1.	CRO warrants to Client that the Services will be performed in a professional and workmanlike manner and on a best endeavours basis in accordance with the standard of care ordinarily and reasonably expected in the performance of such Services and that the work performed for Client will be correct in all material respects to the best of the knowledge and belief of CRO. However, Client acknowledges that the provision of the Services is dependent upon the responsiveness of the South African regulatory authorities and CRO shall not be held responsible for any acts or omissions of such authorities.

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5.2.	CRO reserves the right to place staff on the project, however not without initially providing a project management and resource outline to Client, including but not limited to, the current Curriculum Vitae of proposed staff. CRO will notify Client of any change in staff. Any new or replacement personnel shall be subject to Client’s prior written approval, which approval shall not be unreasonably withheld.

5.3.	CRO will utilize CRO business cards, letterheads and facsimile templates for the purpose of the conduct of this trial.

5.4.	Notwithstanding any other provision of this Agreement, each party’s total liability in respect of damages under this Agreement, any regulation or common law shall be limited to the sum of all amounts received from Client in terms of this Agreement; provided, however, that this limitation shall not apply with respect to any claims arising out of or relating to clause 6 (Inventions and Proprietary Information), indemnification obligations or damages arising from a party’s gross negligence or willful misconduct.

5.5.	Neither Party shall be liable to the other Party in respect of any indirect loses or damaged, pure economic nature, loss of profits or income howsoever arising.

5.6.	CRO will defend, indemnify and hold harmless Client and its directors, officers, employees and agents from and against all liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) arising from any third party claim, action or lawsuit or other proceeding which is attributable to any negligent or willful act or omission or breach of this Agreement on the part of CRO or any of its agents or employees in the course of performing CRO’s obligations hereunder.

5.7.	Client will defend, indemnify and hold harmless CRO and its directors, officers, employees and agents from and against all liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) arising from any third party claim, action or lawsuit or other proceeding which is attributable to any negligent or willful act or omission or breach of this Agreement on the part of Client or any of its agents or employees in the course of performing Client’s obligations hereunder, including but not limited to breaches of third party intellectual property rights.

6.0	Inventions and Proprietary Information

6.1	CRO agrees that during the term of this Agreement and for a period of three years thereafter:

(a)  to disclose and assign to Client as its exclusive property all inventions and technical or business innovations specifically derived from the work assigned by Client to CRO which CRO develops or conceives, solely or in conjunction with others (1) that are based on or involve information of Client, (2) that relate to, constitute, result from, or include the work in which CRO will be engaged for Client, or (3) that are otherwise made through the use of any time, facilities or materials of Client;

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(b)  that all deliverables and work products in the form of works of authorship developed by CRO in the performance of Services under this Agreement shall be deemed works made for hire, and shall belong fully and exclusively to Client; and that if by operation of law such deliverables or work products are not works made for hire, CRO agrees to, and does hereby, assign to Client all right, title, and interest in such deliverables or work product, including all copyrights therein;

(c)  to execute all necessary documents and provide Client proper assistance (at its expense) sufficient to enable it to obtain patent, copyright or other legal protections for any such inventions or innovations as described in paragraph 7.1(a) and (b), and to make and maintain reasonably detailed accurate records of any such inventions or innovations;

(d)  to deliver to Client, upon termination or expiration of this Agreement, all materials which were provided to CRO under the terms of this Agreement and which relate to the business of, or belong to, Client or which were provided by Client for the use of its employees, contractors or consultants;

(e)  not to use, publish, or otherwise disclose (except if properly authorized as a part of the work for Client) any information which is provided to CRO under the terms of this Agreement including but not limited to any non-public, proprietary or confidential information;

(f)  not to disclose or utilize in the performance of Services for Client any proprietary or confidential information of others or any inventions of CRO which are not included within the scope of this Agreement;

(g)  not to divulge to any person, firm, or corporation any information received during the course of this service agreement with regard to the personal, financial, or other affairs of Client or its subsidiaries, and that all such information shall be kept confidential and shall not, in any manner, be revealed to anyone.

h) not to divulge or make known to any person, firm, or corporation any of the methods, processes, formulae, discoveries, or inventions, and not, in any manner whatsoever, divulge, publish or otherwise reveal, either directly or indirectly, any knowledge of inventions or devices which CRO may come into knowledge of solely as a result of and during the terms of CRO agreement with Client and to retain whatever knowledge secured in trust as a fiduciary for the sole benefit of Client, its successors and assigns.

8.0	Medical and Regulatory

8.1.	Both parties shall promptly notify the other party of any governmental regulatory inspections of which it becomes aware and which relate to any project covered in the Addenda. Client shall have the right to be present at any such inspections and shall have primary responsibility for preparing any responses, which may be required, to the extent such responses relate to the project covered by the Addenda.

8.2.	Client may designate representatives who shall, upon reasonable notice to CRO, have access to and shall be permitted to review all documents, information, data and/or materials specifically related to the conduct of the projects covered by the Addenda.

8.3.	CRO will inform Client in writing immediately of any suspected fraud.

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9.0	Independent Contractor Status

9.1	It is understood and agreed that CRO is an independent contractor and will not have any rights to any of Client benefits, nor for any purposes be deemed or intended to be an employee of Client. CRO agrees to make any payments or withholding required by the South African Revenue Service.

9.2	It is further understood that CRO is not an agent of Client and is not authorized to bind Client with respect to any third party.

10.0	Conflicts of Interest

10.1.	CRO represents that there is no conflict of interest between performance of this Agreement and the performance of services by CRO for any other party. In the event that CRO believes that there is presently any such conflict, or any such conflict arises during the term of this Agreement, CRO will immediately notify Client which may, at its sole discretion, immediately terminate this Agreement without liability to CRO.

11.0	Notices

11.1.	Any notice will be in writing and will be given by registered mail, return receipt requested, or hand delivered to the other party at the address given on this agreement or to such other address as may be substituted by notice. If sent by mail, notice will be effective on the date of receipt.

12.0	General Provisions

12.1	CRO will not assign any right or delegate any obligation under this Agreement without the prior written consent of Client. Any attempted assignment or delegation without such consent will be void.

12.2	The headings in this Agreement are for reference purposes only; they will not affect the meaning or construction of the terms of this Agreement.

12.3	If any parts or part of this Agreement are held to be invalid, the remaining parts of the Agreement will continue to be valid and enforceable.

12.4.	The provisions of this Agreement are for the sole benefit of the parties, and not for the benefit of any other persons or entities.

12.5	Any action of any kind by either party arising out of this Agreement must be commenced within five (5) years from the date the right, claim, demand, or cause of action shall first arise.

12.6	This Agreement contains the complete and exclusive understanding of the parties with respect to the subject matter hereof. No waiver, alteration or modification of any of the provisions hereof will be binding unless in writing and signed by a duly authorized representative of the party to be bound. Neither the course of conduct between the parties nor trade usage will act to modify or alter the provisions of this Agreement.

12.7	This Agreement shall be governed by the laws of the State of Connecticut, U.S.A. without regard to conflict of law principles.

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BANKING DETAILS

[***]

Fur the purposes of invoicing, invoices shall be addressed to:

Purinix Pharmaceuticals LLC

[***]

Att: Chief Executive Officer

CRO		Client

Signature	/s/ Michael Derby	Signature	/s/ Catherine Lund

Name	Michael Derby	Name	Catherine Lund

Title	CEO	Title	Managing Director

Date	25/05/2008	Date	25/05/2008

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ADDENDA 1

Clinical Protocol Synopsis of Phase 2B Study using [***]to Treat Children with Autism Spectrum Disorder

PAYMENT SCHEDULE (USD)

With reference to OnQ proposal v3 13/04/2018

[***]

Signature of Contract: 20% of Professional Fees

OnQ costs
Monitoring	[***]	[***]
Office overhead	[***]	[***]
Data Management	[***]	[***]
	[***]	[***]

Milestone	Percentage	USD ( amount)
Signature of contract
SAHPRA approval	15%	[***]
FPI	5%	[***]
50% recruitment	20%	[***]
100% recruitment	20%	[***]
DB lock	10%	[***]
CSR Draft	10%	[***]
Acceptance of Final CSR	Final Payment	[***]

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